Investor Relations Contact: Jeremy Lucas 404.239.8626 / jeremy.lucas@statebt.com

State Bank Financial Corporation Reports First Quarter 2017 Financial Results

▪	First quarter 2017 net income of $11.6 million, or $.30 per diluted share

▪	Successful integration of two acquisitions, with conversion completed in February

▪	10% linked-quarter revenue growth

▪	Loan growth of $46.7 million, or 7% annualized, excluding purchased credit impaired loans

▪	Asset-sensitive balance sheet contributed to net interest margin expansion

ATLANTA, GA, April 27, 2017 - State Bank Financial Corporation (NASDAQ: STBZ) today announced unaudited financial results for the first quarter ended March 31, 2017. Net income for the first quarter of 2017 was $11.6 million, compared to $10.3 million in the fourth quarter of 2016 and $10.8 million in the first quarter of 2016. Fully diluted earnings per share were $.30 in the first quarter of 2017 compared to $.28 in the fourth quarter of 2016 and $.29 in the first quarter of 2016. The first quarter of 2017 included $2.2 million of merger-related expenses, which reduced earnings per share by approximately $.04 in the quarter, net of tax.

Joe Evans, Chairman and CEO of State Bank Financial, commented, “We are off to a fast start in 2017 as we kicked off the year by welcoming two new banks. Our new teams combined with solid performance throughout the existing franchise to generate net income of $11.6 million in the first quarter. Quick integration of the acquisitions should drive even better performance in future quarters as the merger and integration costs decline.”

Operating Highlights

Interest income on loans, excluding accretion income on loans, improved to $34.1 million in the first quarter of 2017, a $7.4 million increase from the fourth quarter of 2016 and a $9.7 million increase from the first quarter of 2016. Net interest income of $44.0 million in the first quarter of 2017 increased from $39.1 million in the fourth quarter of 2016 and $36.6 million in the first quarter of 2016. Accretion income on loans was $7.7 million in the first quarter of 2017, down from $10.3 million in the fourth quarter of 2016 and $9.7 million in the first quarter of 2016 as there were no loan pool closings in the first quarter of 2017. As of March 31, 2017, approximately $63 million of accretable discount remains to be recognized as loan accretion income.

Noninterest income was $9.5 million in the first quarter of 2017, compared to $9.9 million in the fourth quarter of 2016 and $9.4 million in the first quarter of 2016. A solid quarter for mortgage banking helped offset lower SBA income in the first quarter of 2017. Mortgage banking income increased $383,000 from the previous quarter to $2.9 million, while payroll and insurance income declined $33,000 to $1.5 million.

SBA income declined $540,000 to $1.2 million in the first quarter of 2017 primarily due to timing of loan sales as well as rebuilding the loan pipeline after a strong fourth quarter in 2016.

Total noninterest expense, which was impacted by the recent acquisitions of The National Bank of Georgia and S Bank, totaled $34.6 million in the first quarter of 2017, compared to $32.9 million in the fourth quarter of 2016 and $28.9 million in the first quarter of 2016. The National Bank of Georgia and S Bank added approximately $2.6 million of total noninterest expense in the first quarter of 2017, as the full conversion and integration was not completed until midway through the first quarter of 2017. Additionally, $2.2 million of merger-related expenses were recorded in the first quarter of 2017.

Financial Condition

Total assets at March 31, 2017, were $4.20 billion, down from $4.23 billion at December 31, 2016. Total loans were $2.9 billion at March 31, 2017, up $40.2 million from the fourth quarter of 2016. Period-end organic and purchased non-credit impaired loans increased to $2.7 billion at March 31, 2017, a net increase of $46.7 million from the fourth quarter of 2016. Purchased credit impaired loans decreased to $154.2 million at the end of the first quarter of 2017, a $6.5 million linked-quarter decline.

Tom Wiley, Vice Chairman and President, commented, “We had 7% annualized loan growth in the first quarter, driven by organic loan growth of nearly 16% annualized, all while remaining disciplined with regards to risk and pricing. We also successfully converted and integrated two new banks into State Bank’s systems in February, and I could not be more pleased with how well-planned and minimally disruptive the integration process was for our clients. I am very optimistic about future growth in our markets, particularly the tremendous opportunities in our new markets.”

The organic loan portfolio continued to perform well in the first quarter of 2017 as past due organic loans represented .08% of total organic loans. The provision for loan losses on organic loans was $1.3 million in the first quarter of 2017 and was primarily attributable to organic loan growth in the quarter. The allowance as a percent of loans was unchanged at 1.01% at the end of the first quarter of 2017 and covers organic nonperforming assets by more than three times.

Total deposits at March 31, 2017, were $3.41 billion, down $21.4 million from $3.43 billion at December 31, 2016. In the first quarter of 2017, a decline of $104.1 million in period-end transaction accounts, which are comprised of noninterest-bearing demand deposits and interest-bearing transaction accounts, was partially offset by a $100.8 million increase in savings and money market accounts. The changes in deposit balances were related to the seasonal cash operating cycle of State Bank’s clients. Noninterest-bearing demand deposits represented 27.7% of total deposits as of March 31, 2017.

Tangible book value per share was $13.66 at the end of the first quarter of 2017. State Bank Financial Corporation continues to be well capitalized, ending the quarter with a leverage ratio of 13.04% and a Tier I risk-based capital ratio of 14.74%.

Detailed Results

Supplemental tables displaying financial results for the first quarter of 2017 and the previous four quarters are included with this press release.

Non-GAAP Financial Measures

This press release contains financial measures determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). For more information on these non-GAAP financial measures, please refer to 1Q17 Financial Supplement: Table 7, Reconciliation of Non-GAAP Measures.

Conference Call

Chief Executive Officer Joe Evans, President Tom Wiley, Chief Financial Officer Sheila Ray, and Chief Credit Officer David Black will discuss financial and business results for the quarter on a conference call today at 11:00 a.m. ET.

Dial in number: 1.800.678.2887

Please allow time to register your name and affiliation/company prior to the start of the call. A replay of the conference call will be available shortly after the call is completed in the Investors section on the company’s website at www.statebt.com. A slide presentation for today’s call is also available in the Investors section on the company’s website.

About State Bank Financial Corporation

State Bank Financial Corporation (NASDAQ: STBZ), with approximately $4.2 billion in assets as of March 31, 2017, is an Atlanta-based bank holding company for State Bank and Trust Company. State Bank operates 31 full-service banking offices and eight mortgage origination offices in seven of Georgia’s eight largest MSAs.

To learn more about State Bank, visit www.statebt.com

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this press release and other information that we make publicly available from time to time are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “intend,” “anticipate,” “plan,” “seek,” “believe,” “expect,” “strategy,” “future,” “likely,” “project,” “may,” “should,” “will” and similar references to future periods. Examples of forward-looking statements include, among others, statements regarding the amount of accretable discount that remains, future accretion income on loans, future growth in our markets, particularly the tremendous opportunities in our new markets, our belief that quick integration of the recent acquisitions should drive better performance in future quarters, and other statements regarding our strategic initiatives. Such forward-looking statements are subject to risks, uncertainties, and other factors, including a downturn in the economy, particularly in our markets, volatile credit and financial markets both domestic and foreign, potential deterioration in real estate values, regulatory changes and excessive loan losses, as well as additional risks and uncertainties contained in the “Risk Factors” and forward-looking statements disclosure contained in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, any or all of which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate. Therefore, we can give no assurance that the results contemplated in the forward-looking statements will be realized. The inclusion of this forward-looking information should not be construed as a representation by our company or any person that future events, plans, or expectations contemplated by our company will be achieved. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

State Bank Financial Corporation
1Q17 Financial Supplement: Table 1
Condensed Consolidated Financial Summary Results
Quarterly (Unaudited)
						1Q17 change vs
(Dollars in thousands, except per share amounts)	1Q17	4Q16	3Q16	2Q16	1Q16	4Q16	1Q16

Income Statement Highlights
Interest income on loans	$34,060	$26,696	$26,580	$25,406	$24,342	$7,364	$9,718
Accretion income on loans	7,677	10,271	9,335	13,961	9,743	(2,594)	(2,066)
Interest income on invested funds	5,460	4,810	4,714	4,726	4,673	650	787
Total interest income	47,197	41,777	40,629	44,093	38,758	5,420	8,439
Interest expense	3,239	2,631	2,504	2,371	2,113	608	1,126
Net interest income	43,958	39,146	38,125	41,722	36,645	4,812	7,313
Provision for loan and lease losses (organic & PNCI loans)	1,361	300	7	1,600	1,689	1,061	(328)
Provision for loan and lease losses (purchased credit impaired loans)	(359)	(23)	81	(1,594)	(1,823)	(336)	1,464
Provision for loan and lease losses	1,002	277	88	6	(134)	725	1,136
Total noninterest income	9,459	9,911	9,769	10,230	9,391	(452)	68
Total noninterest expense	34,565	32,875	28,480	30,674	28,898	1,690	5,667
Income before income taxes	17,850	15,905	19,326	21,272	17,272	1,945	578
Income tax expense	6,292	5,578	6,885	7,287	6,434	714	(142)
Net income	$11,558	$10,327	$12,441	$13,985	$10,838	$1,231	$720

Common Share Data
Basic earnings per share	$.30	$.28	$.34	$.38	$.29	$.02	$.01
Diluted earnings per share	.30	.28	.34	.38	.29	.02	.01
Cash dividends declared per share	.14	.14	.14	.14	.14	—	—
Book value per share	15.96	15.80	15.21	15.00	14.73	.16	1.23
Tangible book value per share (1)	13.66	13.48	13.99	13.77	13.49	.18	.17
Market price per share (quarter end)	26.12	26.86	22.82	20.35	19.76	(.74)	6.36

Common Shares Outstanding
Common stock	38,870,424	38,845,573	36,894,553	36,894,641	37,052,008	24,851	1,818,416
Weighted average shares outstanding:
Basic	37,867,718	35,904,009	35,863,183	35,822,654	36,092,269	1,963,709	1,775,449
Diluted	37,954,585	36,009,098	35,965,948	35,923,691	36,187,662	1,945,487	1,766,923

Average Balance Sheet Highlights
Loans	$2,846,618	$2,431,512	$2,406,629	$2,326,666	$2,250,518	$415,106	$596,100
Assets	4,182,008	3,636,544	3,564,860	3,524,468	3,476,781	545,464	705,227
Deposits	3,423,506	2,975,510	2,866,822	2,873,019	2,854,514	447,996	568,992
Equity	617,056	559,561	557,365	546,838	542,444	57,495	74,612
Tangible common equity (1)	527,650	514,982	512,265	501,221	496,287	12,668	31,363

State Bank Financial Corporation
1Q17 Financial Supplement: Table 1 (continued)
Condensed Consolidated Financial Summary Results
Quarterly (Unaudited)
						1Q17 change vs
(Dollars in thousands, except per share amounts)	1Q17	4Q16	3Q16	2Q16	1Q16	4Q16	1Q16

Key Metrics (2)
Return on average assets	1.12%	1.13%	1.39%	1.60%	1.25%	(.01)%	(.13)%
Return on average equity	7.60	7.34	8.88	10.29	8.04	.26	(.44)
Yield on earning assets	4.93	4.87	4.84	5.37	4.79	.06	.14
Cost of funds	.37	.35	.34	.33	.29	.02	.08
Rate on interest-bearing liabilities	.52	.49	.47	.46	.42	.03	.10
Net interest margin	4.59	4.56	4.54	5.08	4.53	.03	.06
Net interest margin excluding accretion income (3)	3.95	3.50	3.57	3.53	3.48	.45	.47
Leverage ratio (4)	13.04	14.90	14.64	14.56	14.59	(1.86)	(1.55)
Tier I risk-based capital ratio (4)	14.74	14.78	16.68	16.52	17.09	(.04)	(2.35)
Total risk-based capital ratio (4)	15.49	15.52	17.56	17.42	18.13	(.03)	(2.64)
Efficiency ratio (5)	64.71	67.01	59.46	59.04	62.77	(2.30)	1.94
Average loans to average deposits	83.15	81.72	83.95	80.98	78.84	1.43	4.31
Noninterest-bearing deposits to total deposits	27.71	28.69	30.09	28.75	30.68	(.98)	(2.97)

(1)     Denotes a non-GAAP financial measure. See Reconciliation of Non-GAAP Measures (Table 7) for further information.
(2)     Income statement ratios and yield/rate information are annualized for the applicable period.
(3)     Excludes accretion income on loans and average purchased credit impaired loans.
(4)     Current period capital ratios are estimated as of the date of this earnings release.
(5)     Noninterest expense divided by net interest income plus noninterest income.

State Bank Financial Corporation
1Q17 Financial Supplement: Table 2
Condensed Consolidated Balance Sheets
Quarterly (Unaudited)
						1Q17 change vs
(Dollars in thousands)	1Q17	4Q16	3Q16	2Q16	1Q16	4Q16	1Q16

Assets
Cash and amounts due from depository institutions	$12,101	$13,219	$10,648	$11,964	$14,398	$(1,118)	$(2,297)
Interest-bearing deposits in other financial institutions	62,222	132,851	103,122	70,603	102,355	(70,629)	(40,133)
Federal funds sold	—	3,523	—	—	—	(3,523)	—
Cash and cash equivalents	74,323	149,593	113,770	82,567	116,753	(75,270)	(42,430)
Investment securities available-for-sale	896,297	847,178	822,655	824,980	849,576	49,119	46,721
Investment securities held-to-maturity	67,053	67,063	67,071	63,080	60,591	(10)	6,462
Loans	2,854,780	2,814,572	2,346,346	2,345,096	2,258,533	40,208	596,247
Allowance for loan and lease losses	(26,976)	(26,598)	(27,177)	(27,599)	(30,345)	(378)	3,369
Loans, net	2,827,804	2,787,974	2,319,169	2,317,497	2,228,188	39,830	599,616
Loans held-for-sale	51,380	52,169	63,852	71,302	55,219	(789)	(3,839)
Other real estate owned	3,759	10,897	10,609	11,578	11,590	(7,138)	(7,831)
Premises and equipment, net	51,535	52,056	42,009	42,153	42,802	(521)	8,733
Goodwill	77,084	77,084	36,357	36,357	36,357	—	40,727
Other intangibles, net	12,054	12,749	8,515	9,029	9,556	(695)	2,498
SBA servicing rights	3,547	3,477	3,275	3,165	2,882	70	665
Bank-owned life insurance	65,855	65,371	60,282	59,749	59,281	484	6,574
Other assets	71,990	99,654	69,211	65,309	60,418	(27,664)	11,572
Total assets	$4,202,681	$4,225,265	$3,616,775	$3,586,766	$3,533,213	$(22,584)	$669,468
Liabilities and Shareholders’ Equity
Noninterest-bearing deposits	$944,838	$984,419	$890,588	$829,673	$891,511	$(39,581)	$53,327
Interest-bearing deposits	2,464,937	2,446,746	2,068,704	2,055,817	2,014,087	18,191	450,850
Total deposits	3,409,775	3,431,165	2,959,292	2,885,490	2,905,598	(21,390)	504,177
Federal funds purchased and securities sold under agreements to repurchase	25,056	27,673	20,124	33,923	33,503	(2,617)	(8,447)
FHLB borrowings	100,000	47,014	20,000	62,000	—	52,986	100,000
Notes payable	398	398	398	398	1,808	—	(1,410)
Other liabilities	47,169	105,382	55,827	51,599	46,449	(58,213)	720
Total liabilities	3,582,398	3,611,632	3,055,641	3,033,410	2,987,358	(29,234)	595,040
Total shareholders’ equity	620,283	613,633	561,134	553,356	545,855	6,650	74,428
Total liabilities and shareholders’ equity	$4,202,681	$4,225,265	$3,616,775	$3,586,766	$3,533,213	$(22,584)	$669,468

Capital Ratios (1)
Average equity to average assets	14.76%	15.39%	15.63%	15.52%	15.60%	(.63)%	(.84)%
Leverage ratio	13.04	14.90	14.64	14.56	14.59	(1.86)	(1.55)
CET1 risk-based capital ratio	14.74	14.78	16.68	16.52	17.09	(.04)	(2.35)
Tier I risk-based capital ratio	14.74	14.78	16.68	16.52	17.09	(.04)	(2.35)
Total risk-based capital ratio	15.49	15.52	17.56	17.42	18.13	(.03)	(2.64)

(1) Current period capital ratios are estimated as of the date of this earning release.

State Bank Financial Corporation
1Q17 Financial Supplement: Table 3
Condensed Consolidated Income Statements
Quarterly (Unaudited)
						1Q17 change vs
(Dollars in thousands, except per share amounts)	1Q17	4Q16	3Q16	2Q16	1Q16	4Q16	1Q16

Net Interest Income:
Interest income on loans	$34,060	$26,696	$26,580	$25,406	$24,342	$7,364	$9,718
Accretion income on loans	7,677	10,271	9,335	13,961	9,743	(2,594)	(2,066)
Interest income on invested funds	5,460	4,810	4,714	4,726	4,673	650	787
Interest expense	3,239	2,631	2,504	2,371	2,113	608	1,126
Net interest income	43,958	39,146	38,125	41,722	36,645	4,812	7,313
Provision for loan and lease losses (organic & PNCI loans)	1,361	300	7	1,600	1,689	1,061	(328)
Provision for loan and lease losses (purchased credit impaired loans)	(359)	(23)	81	(1,594)	(1,823)	(336)	1,464
Provision for loan and lease losses	1,002	277	88	6	(134)	725	1,136
Net interest income after provision for loan and lease losses	42,956	38,869	38,037	41,716	36,779	4,087	6,177
Noninterest Income:
Service charges on deposits	1,467	1,319	1,383	1,352	1,386	148	81
Mortgage banking income	2,894	2,511	3,216	3,551	3,041	383	(147)
Payroll and insurance income	1,495	1,528	1,297	1,282	1,518	(33)	(23)
SBA income	1,178	1,718	1,553	1,685	1,502	(540)	(324)
ATM income	832	735	759	769	745	97	87
Bank-owned life insurance income	484	467	533	468	462	17	22
Gain on sale of investment securities	12	42	38	396	13	(30)	(1)
Other	1,097	1,591	990	727	724	(494)	373
Total noninterest income	9,459	9,911	9,769	10,230	9,391	(452)	68
Noninterest Expense:
Salaries and employee benefits	22,057	19,554	19,799	20,662	18,760	2,503	3,297
Occupancy and equipment	3,280	3,069	2,984	3,015	3,101	211	179
Data processing	2,639	2,131	2,097	2,211	2,075	508	564
Legal and professional fees	1,805	1,702	1,064	976	953	103	852
Merger-related expenses	2,235	3,507	135	319	—	(1,272)	2,235
Marketing	664	430	665	619	502	234	162
Federal deposit insurance premiums and other regulatory fees	397	188	441	553	562	209	(165)
Loan collection costs and OREO activity	(1,042)	(127)	(841)	(96)	485	(915)	(1,527)
Amortization of intangibles	696	516	513	528	545	180	151
Other	1,834	1,905	1,623	1,887	1,915	(71)	(81)
Total noninterest expense	34,565	32,875	28,480	30,674	28,898	1,690	5,667
Income Before Income Taxes	17,850	15,905	19,326	21,272	17,272	1,945	578
Income tax expense	6,292	5,578	6,885	7,287	6,434	714	(142)
Net Income	$11,558	$10,327	$12,441	$13,985	$10,838	$1,231	$720

Net income allocated to participating securities	$295	$282	$348	$408	$285	$13	$10
Net income allocated to common shareholders	11,263	10,045	12,093	13,577	10,553	1,218	710
Earnings Per Share
Basic	$.30	$.28	$.34	$.38	$.29	$.02	$.01
Diluted	.30	.28	.34	.38	.29	.02	.01
Weighted Average Shares Outstanding
Basic	37,867,718	35,904,009	35,863,183	35,822,654	36,092,269	1,963,709	1,775,449
Diluted	37,954,585	36,009,098	35,965,948	35,923,691	36,187,662	1,945,487	1,766,923

State Bank Financial Corporation
1Q17 Financial Supplement: Table 4
Condensed Consolidated Composition of Loans and Deposits at Period Ends
Quarterly (Unaudited)
						1Q17 change vs
(Dollars in thousands)	1Q17	4Q16	3Q16	2Q16	1Q16	4Q16	1Q16

Composition of Loans
Organic loans (1):
Construction, land & land development	$418,186	$500,018	$486,299	$470,672	$452,654	$(81,832)	$(34,468)
Other commercial real estate	885,570	754,790	744,270	748,949	719,340	130,780	166,230
Total commercial real estate	1,303,756	1,254,808	1,230,569	1,219,621	1,171,994	48,948	131,762
Residential real estate	161,460	144,295	139,926	139,832	140,493	17,165	20,967
Owner-occupied real estate	251,703	256,317	239,726	238,059	222,347	(4,614)	29,356
Commercial, financial & agricultural	336,257	327,381	306,141	290,245	233,169	8,876	103,088
Leases	62,603	71,724	74,722	82,977	93,490	(9,121)	(30,887)
Consumer	56,776	36,039	39,373	34,124	33,847	20,737	22,929
Total organic loans	2,172,555	2,090,564	2,030,457	2,004,858	1,895,340	81,991	277,215
Purchased non-credit impaired loans(2):
Construction, land & land development	43,787	51,208	10,035	11,427	13,959	(7,421)	29,828
Other commercial real estate	188,737	209,531	58,261	64,665	70,444	(20,794)	118,293
Total commercial real estate	232,524	260,739	68,296	76,092	84,403	(28,215)	148,121
Residential real estate	137,699	144,596	56,468	60,100	65,948	(6,897)	71,751
Owner-occupied real estate	119,871	115,566	52,016	56,414	57,519	4,305	62,352
Commercial, financial & agricultural	33,690	36,206	10,447	11,121	13,315	(2,516)	20,375
Consumer	4,281	6,255	1,826	1,978	2,213	(1,974)	2,068
Total purchased non-credit impaired loans	528,065	563,362	189,053	205,705	223,398	(35,297)	304,667
Purchased credit impaired loans (3):
Construction, land & land development	17,211	16,537	11,564	13,310	13,245	674	3,966
Other commercial real estate	60,664	60,742	38,238	39,218	40,119	(78)	20,545
Total commercial real estate	77,875	77,279	49,802	52,528	53,364	596	24,511
Residential real estate	49,728	54,507	53,953	56,887	60,579	(4,779)	(10,851)
Owner-occupied real estate	22,099	23,980	22,389	24,281	24,834	(1,881)	(2,735)
Commercial, financial & agricultural	4,153	4,533	608	722	871	(380)	3,282
Consumer	305	347	84	115	147	(42)	158
Total purchased credit impaired loans	154,160	160,646	126,836	134,533	139,795	(6,486)	14,365
Total loans	$2,854,780	$2,814,572	$2,346,346	$2,345,096	$2,258,533	$40,208	$596,247
Composition of Deposits
Noninterest-bearing demand deposits	$944,838	$984,419	$890,588	$829,673	$891,511	$(39,581)	$53,327
Interest-bearing transaction accounts	599,858	664,350	547,078	531,676	539,322	(64,492)	60,536
Savings and money market deposits	1,393,711	1,292,867	1,101,458	1,097,098	1,017,930	100,844	375,781
Time deposits less than $250,000	369,430	387,410	332,873	345,999	348,304	(17,980)	21,126
Time deposits $250,000 or greater	85,459	79,439	57,556	63,686	64,494	6,020	20,965
Brokered and wholesale time deposits	16,479	22,680	29,739	17,358	44,037	(6,201)	(27,558)
Total deposits	$3,409,775	$3,431,165	$2,959,292	$2,885,490	$2,905,598	$(21,390)	$504,177

(1) Loans originated by State Bank and Trust Company.
(2) Consists of loans purchased in our acquisitions of Bank of Atlanta, First Bank of Georgia, The National Bank of Georgia, and S Bank.
(3) Acquired loans, which at acquisition, management determined it was probable that we would be unable to collect all contractual principal and interest payments due, including all loans acquired from the FDIC.

State Bank Financial Corporation
1Q17 Financial Supplement: Table 5
Condensed Consolidated Asset Quality Data
Quarterly (Unaudited)
						1Q17 change vs
(Dollars in thousands)	1Q17	4Q16	3Q16	2Q16	1Q16	4Q16	1Q16

Allowance for loan and lease losses on organic loans
Beginning Balance	$21,086	$21,736	$22,008	$22,626	$21,224	$(650)	$(138)
Charge-offs	(540)	(553)	(311)	(2,307)	(240)	13	(300)
Recoveries	77	34	39	54	96	43	(19)
Net (charge-offs) recoveries	(463)	(519)	(272)	(2,253)	(144)	56	(319)
Provision for loan and lease losses	1,262	(131)	—	1,635	1,546	1,393	(284)
Ending Balance	$21,885	$21,086	$21,736	$22,008	$22,626	$799	$(741)

Allowance for loan and lease losses on purchased non-credit impaired loans
Beginning Balance	$439	$150	$158	$166	$53	$289	$386
Charge-offs	(48)	(143)	(16)	(1)	(63)	95	15
Recoveries	1	1	1	28	33	—	(32)
Net (charge-offs) recoveries	(47)	(142)	(15)	27	(30)	95	(17)
Provision for loan and lease losses	99	431	7	(35)	143	(332)	(44)
Ending Balance	$491	$439	$150	$158	$166	$52	$325

Allowance for loan and lease losses on purchased credit impaired loans
Beginning Balance	$5,073	$5,291	$5,433	$7,553	$7,798	$(218)	$(2,725)
Charge-offs	(114)	(195)	(223)	(606)	(1,516)	81	1,402
Recoveries	—	—	—	80	3,094	—	(3,094)
Net (charge-offs) recoveries	(114)	(195)	(223)	(526)	1,578	81	(1,692)
Provision for loan and lease losses	(359)	(23)	81	(1,594)	(1,823)	(336)	1,464
Ending Balance	$4,600	$5,073	$5,291	$5,433	$7,553	$(473)	$(2,953)

Nonperforming organic assets
Nonaccrual loans	$6,114	$6,234	$6,423	$6,927	$9,416	$(120)	$(3,302)
Total nonperforming organic loans	6,114	6,234	6,423	6,927	9,416	(120)	(3,302)
Other real estate owned	232	282	83	42	33	(50)	199
Total nonperforming organic assets	$6,346	$6,516	$6,506	$6,969	$9,449	$(170)	$(3,103)

Nonperforming purchased non-credit impaired assets
Nonaccrual loans	$4,098	$3,381	$1,672	$1,744	$1,705	$717	$2,393
Accruing TDRs	—	—	—	—	923	—	(923)
Total nonperforming PNCI loans	4,098	3,381	1,672	1,744	2,628	717	1,470
Other real estate owned	—	—	21	21	22	—	(22)
Total nonperforming PNCI assets	$4,098	$3,381	$1,693	$1,765	$2,650	$717	$1,448

Ratios for organic assets
Annualized QTD charge-offs (recoveries) on organic loans to average organic loans	.09%	.10%	.05%	.47%	.03%	(.01)%	.06%
Nonperforming organic loans to organic loans	.28	.30	.32	.35	.50	(.02)	(.22)
Nonperforming organic assets to organic loans + OREO	.29	.31	.32	.35	.50	(.02)	(.21)
Past due organic loans to organic loans	.08	.06	.09	.18	.47	.02	(.39)
Allowance for loan and lease losses on organic loans to organic loans	1.01	1.01	1.07	1.10	1.19	—	(.18)

State Bank Financial Corporation
1Q17 Financial Supplement: Table 5 (continued)
Condensed Consolidated Asset Quality Data
Quarterly (Unaudited)
						1Q17 change vs
(Dollars in thousands)	1Q17	4Q16	3Q16	2Q16	1Q16	4Q16	1Q16

Ratios for purchased non-credit impaired loans
Annualized QTD charge-offs (recoveries) on PNCI loans to average PNCI loans	.03%	.31%	.03%	(.05)%	.05%	(.28)%	(.02)%
Nonperforming PNCI loans to PNCI loans	.78	.60	.88	.85	1.18	.18	(.40)
Nonperforming PNCI assets to PNCI loans + OREO	.78	.60	.90	.86	1.19	.18	(.41)
Past due PNCI loans to PNCI loans	.90	.68	.41	.40	.30	.22	.60
Allowance for loan and lease losses on PNCI loans to PNCI loans	.09	.08	.08	.08	.07	.01	.02

Ratios for purchased credit impaired loans (1)
Annualized QTD charge-offs (recoveries) on PCI loans to average PCI loans	.30%	.63%	.68%	1.57%	(4.50)%	(.33)%	4.80%
Past due PCI loans to PCI loans	10.68	8.92	11.00	10.92	17.90	1.76	(7.22)
Allowance for loan and lease losses on PCI loans to PCI loans	2.98	3.16	4.17	4.04	5.40	(.18)	(2.42)

(1) For each period presented, a portion of our purchased credit impaired loans were contractually past due; however, such delinquencies were included in our performance expectations in determining the fair values of purchased credit impaired loans at each acquisition and at subsequent valuation dates. All purchased credit impaired loan cash flows and the timing of such cash flows continue to be estimable and probable of collection and thus accretion income continues to be recognized on these assets. As such, we do not consider purchased credit impaired loans to be nonperforming assets.

State Bank Financial Corporation
1Q17 Financial Supplement: Table 6
Condensed Consolidated Average Balances and Yield Analysis
Quarterly (Unaudited)
						1Q17 change vs
(Dollars in thousands)	1Q17	4Q16	3Q16	2Q16	1Q16	4Q16	1Q16
Average Balances
Interest-bearing deposits in other financial institutions and federal funds sold	$85,720	$82,797	$63,315	$80,638	$126,289	$2,923	$(40,569)
Investment securities	961,913	911,025	881,642	905,019	892,365	50,888	69,548
Loans, excluding purchased credit impaired (1)	2,692,564	2,307,794	2,275,859	2,191,506	2,109,449	384,770	583,115
Purchased credit impaired loans	154,054	123,718	130,770	135,160	141,069	30,336	12,985
Total earning assets	3,894,251	3,425,334	3,351,586	3,312,323	3,269,172	468,917	625,079
Total nonearning assets	287,757	211,210	213,274	212,145	207,609	76,547	80,148
Total assets	4,182,008	3,636,544	3,564,860	3,524,468	3,476,781	545,464	705,227
Interest-bearing transaction accounts	602,378	575,977	515,974	531,359	538,926	26,401	63,452
Savings & money market deposits	1,388,876	1,118,548	1,105,635	1,052,106	1,036,498	270,328	352,378
Time deposits less than $250,000	387,090	325,838	340,275	351,883	314,950	61,252	72,140
Time deposits $250,000 or greater	69,721	59,308	61,172	64,869	53,786	10,413	15,935
Brokered and wholesale time deposits	19,926	22,885	20,723	24,471	48,039	(2,959)	(28,113)
Other borrowings	81,344	52,555	94,455	61,146	33,635	28,789	47,709
Total interest-bearing liabilities	2,549,335	2,155,111	2,138,234	2,085,834	2,025,834	394,224	523,501
Noninterest-bearing deposits	955,515	872,954	823,043	848,331	862,315	82,561	93,200
Other liabilities	60,102	48,918	46,218	43,465	46,188	11,184	13,914
Shareholders’ equity	617,056	559,561	557,365	546,838	542,444	57,495	74,612
Total liabilities and shareholders' equity	4,182,008	3,636,544	3,564,860	3,524,468	3,476,781	545,464	705,227

Interest Margins (2)
Interest-bearing deposits in other financial institutions and federal funds sold	.44%	.31%	.28%	.33%	.38%	.13%	.06%
Investment securities, tax-equivalent basis (3)	2.26	2.07	2.11	2.07	2.05	.19	.21
Loans, excluding purchased credit impaired, tax-equivalent basis (4)	5.15	4.63	4.67	4.68	4.67	.52	.48
Purchased credit impaired loans	20.21	33.03	28.40	41.54	27.78	(12.82)	(7.57)
Total earning assets	4.93%	4.87%	4.84%	5.37%	4.79%	.06%	.14%
Interest-bearing transaction accounts	.12	.12	.12	.12	.12	—	—
Savings & money market deposits	.60	.59	.54	.53	.50	.01	.10
Time deposits less than $250,000.72		.70	.67	.64	.51	.02	.21
Time deposits $250,000 or greater	.73	.84	.77	.71	.53	(.11)	.20
Brokered and wholesale time deposits	1.06	.85	.92	1.07	1.07	.21	(.01)
Other borrowings	.65	.45	.40	.52	.65	.20	—
Total interest-bearing liabilities	.52%	.49%	.47%	.46%	.42%	.03%	.10%
Net interest spread	4.41%	4.38%	4.37%	4.91%	4.37%	.03%	.04%
Net interest margin	4.59%	4.56%	4.54%	5.08%	4.53%	.03%	.06%
Net interest margin excluding accretion income	3.95%	3.50%	3.57%	3.53%	3.48%	.45%	.47%

(1) Includes average nonaccrual loans of $9.9 million for 1Q17, $8.4 million for 4Q16, $8.6 million for 3Q16, $10.0 million for 2Q16, and $8.9 million for 1Q16.
(2) Interest income or expense annualized for the applicable period.
(3) Reflects taxable equivalent adjustments using the federal statutory tax rate of 35% in adjusting interest on tax-exempt securities to a fully taxable basis. The taxable equivalent adjustments included above amount to $0 for 1Q17, $0 for 4Q16, $0 for 3Q16, $2,000 for 2Q16, and $2,000 for 1Q16.
(4) Reflects taxable equivalent adjustments using the federal statutory tax rate of 35% in adjusting tax-exempt loan interest income to a fully taxable basis. The taxable equivalent adjustments included above amount to $140,000 for 1Q17, $142,000 for 4Q16, $142,000 for 3Q16, $113,000 for 2Q16, and $165,000 for 1Q16.

State Bank Financial Corporation
1Q17 Financial Supplement: Table 7
Reconciliation of Non-GAAP Measures (1)
Quarterly (Unaudited)
(dollars in thousands, except per share amounts; taxable equivalent)	1Q17	4Q16	3Q16	2Q16	1Q16

Book value per common share reconciliation
Book value per common share (GAAP)	$15.96	$15.80	$15.21	$15.00	$14.73
Effect of goodwill and other intangibles	(2.30)	(2.32)	(1.22)	(1.23)	(1.24)
Tangible book value per common share	$13.66	$13.48	$13.99	$13.77	$13.49

Average tangible common equity reconciliation
Average equity (GAAP)	$617,056	$559,561	$557,365	$546,838	$542,444
Effect of average goodwill and other intangibles	(89,406)	(44,579)	(45,100)	(45,617)	(46,157)
Average tangible common equity	$527,650	$514,982	$512,265	$501,221	$496,287

(1) The financial measures of tangible book value per common share and average tangible common equity included in this press release are financial measures that are not recognized by generally accepted accounting principles in the United States, or GAAP. These non-GAAP measures exclude the effect of the period end or average balance of intangible assets. Management believes that these non-GAAP measures provide additional useful information, particularly since these measures are widely used by industry analysts for companies with prior merger and acquisition activities, such as us.

A reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measure is presented in the table above. Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied, and are not audited. These non-GAAP financial measures should not be considered as a substitute for GAAP financial measures, and we strongly encourage investors to review the GAAP financial measures included in this press release and not to place undue reliance upon any single financial measure. In addition, because non-GAAP financial measures are not standardized, it may not be possible to compare the non-GAAP financial measures presented in this press release with other companies’ non-GAAP financial measures having the same or similar names.